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                                                                    EXHIBIT 5.1

                            GUNDERSON DETTMER STOUGH
                      VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                             155 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                TELEPHONE (650) 321-2400 FACSIMILE (650) 321-2800

February 1, 2000


Selectica, Inc.
3 West Plumeria Drive
San Jose, CA  95134


               Re: Registration Statement on Form S-1

Ladies and Gentlemen:

               We have examined the Registration Statement on Form S-1 (File No. 333-92545) originally filed by Selectica, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on December 10, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,000,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by certain stockholders of the Company to the Underwriters to purchase up to 600,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

               It is our opinion that the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                Very truly yours,



                                /s/ GUNDERSON DETTMER STOUGH
                                    VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                                ----------------------------------------
                                Gunderson Dettmer Stough
                                Villeneuve Franklin & Hachigian, LLP